Exhibit 1.1


                                      $[ ]

                      AIC PREMIUM FINANCE LOAN MASTER TRUST

       $[ ] Series 1998-1 Class A Floating Rate Asset Backed Certificates

       $[ ] Series 1998-1 Class B Floating Rate Asset Backed Certificates

                         ------------------------------

                             Underwriting Agreement


Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004


                                                             February [  ], 1998

Ladies and Gentlemen:

                A.I. Receivables Corp. ("AIR" or the "Transferor"), a Delaware corporation, 50% of the outstanding stock of which is owned by each of A.I. Credit Corp. ("AIC"), a New Hampshire corporation, and AICCO, Inc. ("AICCO"), a California corporation and a wholly-owned subsidiary of AIC (AIC, together with AICCO, being referred to herein collectively as the "Original Transferors"), proposes, subject to the terms and conditions stated in this underwriting agreement ("this Agreement" or the "Underwriting Agreement"), to sell to Goldman, Sachs & Co. (the "Underwriters"), an aggregate of $[ ] principal amount of Series 1998-1 Class A Floating Rate Asset Backed Certificates and an aggregate of $[ ] principal amount of Series 1998-1 Class B Floating Rate Asset Backed Certificates (together, the "Offered Certificates").

                Each Offered Certificate, together with each Series 1998-1 Class C Floating Rate Asset Backed Certificate (collectively with the Offered Certificates, the "Certificates") will represent an undivided interest in the assets of AIC Premium Finance Loan Master Trust (the "Trust") established pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1994 (the "Original P&S Agreement"), as amended and restated as of February [ ], 1998, among AIR, as Transferor, AIC and AICCO, as Original Transferors and Servicer, and The First National Bank of Chicago, as trustee (the "Trustee") (the "P&S Agreement"). The Certificates will be issued pursuant to the Series 1998-1 Supplement among AIR, as Transferor, AIC and AICCO, as Original Transferors and Servicer, and the Trustee, dated as of February [ ], 1998, and the P&S Agreement (collectively, together with the Series 1994-1 Supplement to the P&S Agreement dated as of December 1, 1994, as amended and restated as of February [ ], 1998, among AIR, as Transferor, AIC and AICCO, as Original Transferors and Servicer, and the Trustee, the "Pooling and Servicing Agreement"). To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                1. The Transferor represents and warrants to, and agrees with, the Underwriters that:

                (a) A registration statement in respect of the Certificates has been filed with the Securities and Exchange Commission ("the Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to their best knowledge, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus");

                (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus dated February [ ], 1998 and filed with Amendment No. [ ] to the Registration Statement ("Preliminary Prospectus No. 1"), at the time of filing thereof, conformed in all material respects to the requirements of the Act and to the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Transferor by the Underwriters expressly for use therein;

                (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and to the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Transferor by the Underwriters expressly for use therein;

                (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development known to the Transferor or either of the Original Transferors that could reasonably be expected to result in a material adverse change, in or affecting the business, management, financial position, stockholders' equity or results of operations of the Transferor or the Original Transferors taken as a whole and (ii) none of the Transferor and the Original Transferors has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Transferor or either of the Original Transferors that, in the case of either such clause (i) or (ii), would reasonably be expected to have a materially adverse effect on the interests of the Certificateholders;

                (e) Each of AIR, AIC and AICCO has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, the State of New Hampshire and the State of California, respectively, with power and authority (corporate and other) to own its respective properties and conduct its respective businesses as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Receivables Sale Agreement, dated as of February [ ], 1998, between AIC and AICCO, as sellers, and AIR, as purchaser (the "Sale Agreement"), and, in the case of AIR only, the Support Agreement dated as of February [ ], 1998 between American International Group, Inc. ("AIG") and AIR (the "AIR Support Agreement"). Each of AIC and AICCO has power and authority (corporate and other) to perform its obligations under the Support Agreement dated as of December 1, 1994 between AIG, AIC and AICCO (the "AIC Support Agreement" and, together with the AIR Support Agreement, the "Support Agreements"). Each of AIC and AICCO had, at the relevant time, power and authority (corporate and other) to enter into the AIC Support Agreement. AIC owns 100% of the outstanding stock of AICCO. Each of AIC and AICCO, as of the date hereof, owns 50% of the outstanding stock of AIR. AIC has no material subsidiaries other than AICCO, AIR, A.I. Credit [Consumer] Discount Company, AIG Credit Corp. of Canada and AIG Credit (UK) Limited. AICCO has no subsidiaries other than AIR. AIR has no subsidiaries. Each Original Transferor has had at all relevant times, and now has, the power, authority and legal right to originate, purchase and service Loans, and each of the Transferor and the Original Transferors has had at all relevant times, and now has, the power, authority and legal right to acquire (in the case of the Transferor), own and sell the Receivables, and is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals (i) would render any Loan unenforceable by it or any Receivable unenforceable by it or the Trust or (ii) would have a material adverse effect on the Certificateholders, or on its business or on its ability to perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Sale Agreement, (in the case of the Transferor) the AIR Support Agreement or (in the case of the Original Transferors) the AIC Support Agreement;

                (f) AIG has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus and to enter into the AIR Support Agreement and the AIR Letter Agreement (as defined below). AIG had, in each case at the relevant time, power and authority (corporate and other) to enter into the AIC Support Agreement and the AIC Letter Agreement (as defined below). AIG owns 100% of the outstanding stock of AIC;

                (g) The Certificates have been duly authorized, and, when duly executed and authenticated by the Trustee and issued pursuant to the Pooling and Servicing Agreement, will have been duly and validly executed, authenticated, issued and delivered and will be entitled to the benefits provided by the Pooling and Servicing Agreement; the Pooling and Servicing Agreement has been duly authorized by AIR, AIC and AICCO and, when executed and delivered by AIR, AIC, AICCO and the Trustee, will constitute a valid and legally binding agreement of each of AIR, AIC and AICCO, enforceable in accordance with its terms, subject as to enforcement to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law); the Sale Agreement has been duly authorized by AIC, AICCO and AIR and, when executed and delivered by AIC, AICCO and AIR, will constitute a valid and legally binding agreement of each of AIC, AICCO and AIR, enforceable in accordance with its terms, subject as to enforcement to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law); the AIC Support Agreement has been duly authorized, executed and delivered by AIG, AIC and AICCO and constitutes a valid and legally binding agreement of each of AIG, AIC and AICCO, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law); the Letter Agreement dated as of December 1, 1994 between AIG and the Trustee (the "AIC Letter Agreement") has been duly authorized, executed and delivered by AIG and has been executed and delivered by the Trustee, and constitutes a valid and legally binding agreement of AIG, enforceable in accordance with its terms, subject as to enforcement to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law); the AIR Support Agreement has been duly authorized by AIG and AIR and, when executed and delivered by AIG and AIR, will constitute a valid and legally binding agreement of each of AIG and AIR, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law); the Letter Agreement dated as of February [ ], 1998 between AIG and the Trustee (the "AIR Letter Agreement" and, together with the AIC Letter Agreement, the "Letter Agreements") has been duly authorized by AIG and when executed and delivered by AIG and the Trustee, will constitute a valid and legally binding agreement of AIG, enforceable in accordance with its terms, subject as to enforcement to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law); and the Certificates, the Transferor Certificate, the Pooling and Servicing Agreement, the Sale Agreement, the Support Agreements and the Letter Agreements will conform to the descriptions thereof in the Prospectus in all material respects;

                (h) The issue and sale of the Certificates, the compliance by the Transferor and the Original Transferors with all of the provisions of the Certificates, the Pooling and Servicing Agreement, the Sale Agreement and this Agreement, the compliance by AIG, AIC and AICCO with all of the provisions of the AIC Support Agreement, the compliance by AIG and AIR with all of the provisions of the AIR Support Agreement and the compliance by AIG with the Letter Agreements and the consummation of the transactions herein and therein contemplated will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, mortgage, pledge, charge, security interest or encumbrance (collectively, "Liens") upon any property or assets of the Transferor or the Original Transferors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which AIG, the Transferor or either of the Original Transferors is a party or by which any of them is bound or to which any of the property or assets of AIG, AIC, AICCO or AIR is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of AIG, the Transferor or either of the Original Transferors or any statute or any order, rule, decree or regulation of any court or governmental agency or body or regulatory body having jurisdiction over AIG, AIC, AICCO or AIR or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body or regulatory body is required for the issue and sale of the Certificates, the consummation by the Transferor and the Original Transferors of the transactions contemplated by this Agreement, the Sale Agreement and the Pooling and Servicing Agreement, the consummation by AIG, AIC and AICCO of the transactions contemplated in the AIC Support Agreement, the consummation by AIG and AIR of the transactions contemplated in the AIR Support Agreement or the consummation by AIG of the transactions contemplated by the Letter Agreements, except the filing of Uniform Commercial Code financing statements with respect to the Receivables, the registration under the Act of the Offered Certificates, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters; none of AIG, AIC, AICCO and AIR is in breach or violation of any indenture or other agreement or instrument to which it is a party or by which it is bound, or in violation of any applicable statute or regulation or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which would have a material and adverse effect on its ability to perform its obligations, in the case of AIG, under the Support Agreements and the Letter Agreements, in the case of AIC, under the AIC Support Agreement, the Sale Agreement and the Pooling and Servicing Agreement, in the case of AICCO, under the AIC Support Agreement, the Sale Agreement and the Pooling and Servicing Agreement, and in the case of AIR, under the AIR Support Agreement, this Agreement, the Sale Agreement and the Pooling and Servicing Agreement;

                (i) There are no proceedings or investigations pending to which AIC, AICCO, AIR or AIG is a party or of which any property of AIC, AICCO, AIR or AIG is the subject which is reasonably likely, individually or in the aggregate, to result in a material adverse effect on the financial position, stockholders' equity or results of operations of AIG or the Original Transferors and the Transferor taken as a whole or which, individually or in the aggregate, might interfere with or adversely affect the issue and sale of the Certificates or the consummation of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Sale Agreement, either of the Support Agreements or either of the Letter Agreements; and, to the best of the Transferor's knowledge (including based on inquiry to the Original Transferors), no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others;

                (j) To the best knowledge of AIR (including based on inquiry to the Original Transferors), Coopers & Lybrand are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                (k) At the Time of Delivery (as specified in Section 4 hereof):
(i) the representations and warranties of the Transferor made in Section 2.03 of the P&S Agreement shall be true and correct, (ii) the representations and warranties of the Original Transferors and of the Servicer made in Sections 2.03 and 3.03, respectively, of the P&S Agreement shall be true and correct in all material respects, (iii) the representations and warranties of the Transferor and the Original Transferors relating to the P&S Agreement and the Future Receivables or Existing Receivables, as the case may be, made in Section 2.04 of the P&S Agreement shall be true and correct; provided, however, that the breach of any such representations and warranties in Section 2.04 of the P&S Agreement shall not be deemed to be a breach hereunder unless, after opportunity for cure in accordance with Section 2.04(e) of the P&S Agreement, such breach materially adversely affects the interests of the Certificateholders, and (iv) the representations and warranties of AIC, AICCO and AIR in the Sale Agreement shall be true and correct;

                (l) At the Time of Delivery (i) the Receivables being transferred to the Trust will be owned by the Transferor free and clear of any Liens (other than as contemplated in the Pooling and Servicing Agreement); (ii) none of the Transferor and the Original Transferors will have assigned to any Person any of its rights, title or interests in the Receivables or related Loans (other than as contemplated in the Pooling and Servicing Agreement and the Sale Agreement), the Pooling and Servicing Agreement, the Certificates being issued pursuant thereto or the Sale Agreement; (iii) the Original Transferors will have the power and authority to transfer the Future Receivables to the Transferor; and (iv) the Transferor will have the power and authority to transfer the Future Receivables to the Trust and to transfer the Offered Certificates to the Underwriters, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement and upon execution, authentication and delivery to the Underwriters of the Offered Certificates, the Trust will have all of the Transferor's and the Original Transferors' right, title and interest to the Receivables free and clear of any Liens (other than Liens contemplated in Section 2.05(b) of the P&S Agreement) and the Underwriters will have good and marketable title to the Offered Certificates, free and clear of any Liens (other than Liens created by the Underwriters);

                (m) Any taxes, fees and other governmental charges imposed upon the Transferor or either of the Original Transferors or on the assets of the Trust in connection with (i) the execution and delivery by the Transferor and the Original Transferors of this Agreement, the Sale Agreement and the Pooling and Servicing Agreement, the transfer of the Trust Assets to the Transferor or to the Trust and the execution, delivery and issuance of the Certificates, (ii) the execution and delivery of the AIR Support Agreement by the parties thereto and (iii) the execution and delivery of the AIR Letter Agreement by AIG, and which are due at or prior to the Time of Delivery have been or will have been paid by the Transferor and the Original Transferors at or prior to the Time of Delivery;

                (n) The Receivables conveyed by the Original Transferors to the Trust under the Original P&S Agreement have an aggregate outstanding principal balance (determined as of the close of business on February [ ], 1998) of not less than $800,000,000;

                (o) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended; and

                (p) This Agreement has been duly authorized, executed and delivered by the Transferor.

                2. Subject to the terms and conditions herein set forth, the Transferor agrees to sell and deliver to the Underwriters, and the Underwriters agree to purchase from the Transferor, (i) at a purchase price of [ ]% of the principal amount thereof, $[ ] principal amount of the Series 1998-1 Class A Floating Rate Asset Backed Certificates; and (ii) at a purchase price of [ ]% of the principal amount thereof, $[ ] principal amount of the Series 1998-1 Class B Floating Rate Asset Backed Certificates.



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

                3. [RESERVED]

                4. The Offered Certificates to be purchased by the Underwriters hereunder, in book-entry form and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours' prior notice to the Transferor, shall be delivered by or on behalf of the Transferor to the Underwriters against payment by the Underwriters or on their behalf of the purchase price therefor, in immediately available funds, drawn to the order of the Transferor, at the offices of Weil, Gotshal & Manges, 767 5th Avenue, New York, New York 10153, on February [ ], 1998, or at such other place and time and date as the Underwriters and the Transferor may agree upon in writing; such time and date being herein called the "Time of Delivery" for such Offered Certificates. Such Offered Certificates will be made available for checking at least twenty-four hours prior to the Time of Delivery at the offices of Weil, Gotshal & Manges described above.

                5. The Transferor agrees with the Underwriters:

                (a) To advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement as filed, or the Prospectus, and not to effect any such amendment or supplement without the Underwriters' consent; to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to advise the Underwriters, promptly after the Transferor receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after the Transferor receives notice thereof, of: (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose; or (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use their reasonable best efforts to obtain the withdrawal of such order;

                (b) Promptly from time to time, to take such action as the Underwriters may reasonably request to qualify the Offered Certificates for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Certificates; provided that, in connection therewith, the Transferor shall not be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any jurisdiction;

                (c) To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in such quantities as the Underwriters may from time to time reasonably request and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Certificates and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material


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

        fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Underwriters and to prepare and file with the Commission and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriters are required to deliver a prospectus in connection with the sale of any of the Offered Certificates at any time nine months or more after the date of issue of the Prospectus, upon the Underwriters' request and at their expense, to prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                (d) During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions on the Offered Certificates, as notified to the Transferor by the Underwriters, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities which mature more than one year after the Time of Delivery and which are substantially similar to the Offered Certificates, without the Underwriters' prior written consent;

                (e) So long as any Offered Certificates are outstanding, to furnish to the Underwriters copies of all reports or other written communications (financial or other) furnished to holders of the Certificates, and to deliver or cause to be delivered to the Underwriters, as soon as they are available, copies of any reports and financial statements furnished to or filed by the Transferor or either of the Original Transferors or the Trustee with the Commission, or with any national securities exchange on which the Offered Certificates or any class of securities of the Transferor or either of the Original Transferors are listed; and

                (f) So long as any Offered Certificates are outstanding, to furnish to the Underwriters copies of all such additional information concerning the business and financial condition of the Trust as the Underwriters may from time to time reasonably request.

                6. The Transferor covenants and agrees with the Underwriters that the Transferor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel and accountants of the Transferor and the Original Transferors in connection with the registration of the Offered Certificates under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Pooling and Servicing Agreement, the Sale Agreement, the AIR Support Agreement, the AIR Letter Agreement, the Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Offered Certificates; (iii) all expenses in connection with the qualification of the Offered Certificates for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Offered Certificates; (v) any cost of preparing the Certificates; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates; and
(vii) all other costs and expenses incident to the performance of the obligations of



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

the Transferor hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this
Section 6, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Certificates by them, and any advertising expenses connected with any offers they may make.

                7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Transferor herein are, at and as of the Time of Delivery, true and correct, the condition that the Transferor shall have performed all of its obligations in all material respects hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Transferor, the Original Transferors or the Underwriters, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction;

                (b) Since the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change, or any development known to the Transferor or either of the Original Transferors that could reasonably be expected to result in a material adverse change, in or affecting the business, management, financial position, stockholders' equity or results of operations of the Transferor or the Original Transferors taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable to proceed with the public offering or the delivery of the Offered Certificates on the terms and in the manner contemplated in the Registration Statement;

                (c) At the Time of Delivery, the Transferor shall have furnished to the Underwriters a certificate signed by an executive officer thereof as to (i) the accuracy of the representations and warranties of the Transferor set forth herein at and as of the Time of Delivery; (ii) the performance by the Transferor of all of its obligations hereunder to be performed at or prior to such Time of Delivery in all material respects; and (iii) the matters set forth in subsections (a), (b) and (n) of this Section;

                (d) Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery, with respect to the validity of the Pooling and Servicing Agreement, the Offered Certificates, the Registration Statement, the Prospectus, and other related matters as the Underwriters may reasonably request and such counsel shall have received from the Transferors and their counsel such papers and information as it may reasonably request from the Transferors and their counsel to enable it to pass upon such matters;

                (e) Weil, Gotshal & Manges, counsel for the Transferor and the Original Transferors, shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters and their counsel, substantially to the effect that:

                                 (i) The Underwriting Agreement has been duly
                authorized, executed and delivered by the Transferor;

                                 (ii) The Certificates have been duly authorized
                by the Transferor and, when duly executed, authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement, will be validly issued and entitled to the benefits provided by the Pooling and Servicing Agreement; and the Certificates, the Transferor Certificate, the Pooling and Servicing Agreement, the Sale Agreement, the Support Agreements and the Letter Agreements conform in all material respects to the descriptions thereof in the Prospectus;

                                (iii) Each of the Pooling and Servicing
                Agreement, the Sale Agreement and (in the case of the Transferor) the AIR Support Agreement has been duly authorized, executed and delivered by each of the Transferor and the Original Transferors and each of the Pooling and Servicing Agreement, the Sale Agreement and (in the case of the Transferor or the Original Transferors, as applicable) the Support Agreements constitutes the legal, valid and binding agreement of each of the Transferor and the Original Transferors enforceable against each of the Transferor and the Original Transferors in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                                 (iv) The Pooling and Servicing Agreement need
                not be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                                 (v) No consent, approval, authorization, order,
                registration or qualification of or with any Federal, New York or California governmental or regulatory agency or body is required for the issue or sale of the Certificates or the consummation by the Transferor and the Original Transferors of the transactions contemplated by the Underwriting Agreement, the Pooling and Servicing Agreement, the Sale Agreement, or the Support Agreements except such as have been obtained under the Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters;

                                 (vi) The statements in the Prospectus under the
                heading "Prospectus Summary -- ERISA Plans," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

                                 (vii) The issuance of the Certificates and the
                sale of the Certificates by the Transferor to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Transferor and the Original Transferors of their respective obligations under the Pooling and Servicing Agreement, the Sale Agreement, the Underwriting Agreement, the Certificates and the Support Agreements to which each is party will not, violate (i) any Federal law of the United States or law of the State of New York or the State of California applicable to the Transferor or either of the Original Transferors or (ii) any rule or regulation adopted by any United States Federal, New York State or California governmental agency or officially constituted regulatory body applicable to the Transferor or either of the Original Transferors; provided, however, that such counsel need express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and state premium finance agency licensing laws, and insofar as performance by the Transferor and each of the Original Transferors of their obligations under the Pooling and Servicing Agreement and the Sale Agreement is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or any indemnification provisions set forth therein that might be unenforceable as a matter of public policy;

                                 (viii) The Registration Statement has become
                effective under the Act, and the Prospectus has been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b). To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission; and

                                 (ix) The Registration Statement and the
                Prospectus, as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel's attention in the course of their review of the Registration Statement and Prospectus has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel's attention in the course of the limited procedures described in such letter has caused them to believe that the Prospectus, as of the Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; further, such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as set forth in paragraph (vi) above or subsection (f) below) and that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of California or the United States, to the extent they deem proper and specify in such opinion, upon the opinion of other counsel admitted to practice in such jurisdiction who are reasonably satisfactory to the Underwriters and (B) as to matters of fact, to the extent they deem proper, upon certificates of responsible officers of the

Transferor and the Original Transferors and public officials;

                (f) [Weil, Gotshal & Manges, as tax counsel for the Transferor and the Original Transferors, shall have furnished to the Underwriters its opinion or opinions, dated the Time of Delivery and satisfactory in form and substance to the Underwriters and their counsel, to the effect that for Federal, New York State, New York City and California income and franchise tax purposes the Certificates will be characterized as indebtedness and that the Trust will not be treated as a taxable entity for Federal, New York State, New York City or California income and franchise tax purposes, and the statements set forth in the Prospectus under the headings "Prospectus Summary -- Tax Status," "Certain United States Federal Income Tax Consequences" and "Certain State And Local Tax Consequences" are a fair and accurate summary of the material tax consequences of the issuance and holding of the Offered Certificates];

                (g) Kenneth V. Harkins, Associate General Counsel for AIG, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated the Time of Delivery, in form and substance satisfactory to the Underwriters and their counsel, substantially to the effect that:

                                 (i) AIG (A) has been duly incorporated and is
                validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) had, in each case at the relevant time, power and authority (corporate and other) to enter into the AIC Support Agreement and the AIC Letter Agreement and (C) has power and authority (corporate and other) to enter into the AIR Support Agreement and the AIR Letter Agreement and to perform its obligations thereunder and under the AIC Support Agreement and the AIC Letter Agreement;

                                 (ii) Each of the Support Agreements has been
                duly authorized, executed and delivered by AIG and constitutes the legal, valid and binding agreement of AIG enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                                 (iii) Each of the Letter Agreements has been
                duly authorized, executed and delivered by AIG and constitutes the legal, valid and binding agreement of AIG enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                                 (iv) To the best of such counsel's knowledge,
                there are no legal or governmental proceedings pending to which AIG or any of its subsidiaries is a party or of which any property of AIG or any of its subsidiaries is the subject which is reasonably likely individually or in the aggregate to result in a material adverse effect on the consummation of the transactions as contemplated by, the validity or enforceability of, or the ability of AIG to perform its obligations under, either of the Support Agreements or either of the Letter Agreements;

                                 (v) The compliance by AIG with all of the
                provisions of each of Support Agreements and each of the Letter Agreements and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which AIG is a party or by which AIG is bound or to which any of the property or assets of AIG is subject, nor will such actions result in any violation of the provisions of the by-laws or certificate of incorporation of AIG, any Federal or New York statute applicable to AIG or any of its properties or any order, rule, decree or regulation of any Federal or New York court, governmental agency or body or regulatory body having jurisdiction over AIG or any of its properties;

                                 (vi) No consent, approval, authorization,
                order, registration or qualification of or with any Federal or New York governmental or regulatory agency or body is required for the entry by AIG into the AIR Support Agreement or the AIR Letter Agreement or for the performance of its obligations thereunder or under the AIC Support Agreement or the AIC Letter Agreement, except that, to the extent that AIG is required to satisfy any of its obligations through the sale of insurance assets, such sale may require the consent of regulatory authorities;

                                 (vii) AIC (A) has been duly incorporated and is
                validly existing as a New Hampshire corporation in good standing under the laws of the State of New Hampshire, with the corporate power and authority to own its properties and to conduct its business as described in the Prospectus, (B) had, at the relevant time, corporate power and authority to enter into the AIC Support Agreement and (C) has corporate power and authority to enter into the Pooling and Servicing Agreement and the Sale Agreement and to perform its obligations thereunder and under the AIC Support Agreement;

                                 (viii) There are no legal or governmental
                proceedings or investigations pending to which AIC is a party or of which any property of AIC is the subject, or, to the best of such counsel's knowledge threatened against AIC, which, if determined adversely to AIC, would individually or in the aggregate have a material adverse effect on the financial position or results of operation of AIC or on the issue and sale of the Certificates or the consummation of the transactions as contemplated by, the validity or enforceability of, or the ability of AIC to perform its obligations under the Pooling and Servicing Agreement, the Sale Agreement or the AIC Support Agreement;

                                 (ix) The Sale Agreement, the Pooling and
                Servicing Agreement and the AIC Support Agreement have been duly authorized, executed and delivered by AIC;

                                 (x) The issue and sale of the Certificates and
                the compliance by AIC with all of the provisions of the Certificates, the Pooling and Servicing Agreement, the Sale Agreement and the AIC Support Agreement and the consummation of the transactions therein contemplated will not, to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any Liens upon any property or assets of AIC pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which AIC is a party or by which AIC is bound, or to which any of the property or assets of AIC is subject, nor will such actions result in any violation of the provisions of the by-laws or certificate of incorporation of AIC or of any order or decree of any court, governmental agency or body or regulatory body applicable to or having jurisdiction over AIC or any of its properties;

                                 (xi) AICCO (A) has been duly incorporated and
                is validly existing as a California corporation in good standing under the laws of the State of California, with the corporate power and authority to own its properties and to conduct its business as described in the Prospectus, (B) had, at the relevant time, corporate power and authority to enter into the AIC Support Agreement and (C) has corporate power and authority to enter into the Pooling and Servicing Agreement and the Sale Agreement and to perform its obligations thereunder and under the AIC Support Agreement;

                                 (xii) There are no legal or governmental
                proceedings or investigations pending to which AICCO is a party or of which any property of AICCO is the subject, or, to the best of such counsel's knowledge, threatened against AICCO, which, if determined adversely to AICCO, would individually or in the aggregate have a material adverse effect on the financial position or results of operation of AICCO or on the issue and sale of the Certificates or the consummation of the transactions as contemplated by, the validity or enforceability of, or the ability of AICCO to perform its obligations under the Pooling and Servicing Agreement, the Sale Agreement or the AIC Support Agreement;

                                 (xiii) The Sale Agreement, the Pooling and
                Servicing Agreement and the AIC Support Agreement have been duly authorized, executed and delivered by AICCO;

                                 (xiv) The issue and sale of the Certificates
                and the compliance by AICCO with all of the provisions of the Certificates, the Pooling and Servicing Agreement, the Sale Agreement and the AIC Support Agreement and the consummation of the transactions therein contemplated will not, to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any Liens upon any property or assets of AICCO pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which AICCO is a party or by which AICCO is bound, or to which any of the property or assets of AICCO is subject, nor will such actions result in any violation of the provisions of the by-laws or certificate of incorporation of AICCO or of any order or decree of any court, governmental agency or body or regulatory body applicable to or having jurisdiction over AICCO or any of its properties;

                                 (xv) AIR has been duly incorporated and is
                validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to enter into and perform its obligations under the Underwriting Agreement, the Pooling and Servicing Agreement, the Sale Agreement and the AIR Support Agreement;

                                 (xvi) There are no legal or governmental
                proceedings or investigations pending to which AIR is a party or of which any property of AIR is the subject, or, to the best of such counsel's knowledge threatened against AIR, which, if determined adversely to AIR, would individually or in the aggregate have a material adverse effect on the financial position or results of operation of AIR or on the issue and sale of the Certificates or the consummation of the transactions as contemplated by, the validity or enforceability of, or the ability of AIR to perform its obligations under the Underwriting Agreement, the Pooling and Servicing Agreement, the Sale Agreement or the AIR Support Agreement;

                                 (xvii) The Underwriting Agreement, the Pooling
                and Servicing Agreement, the Sale Agreement and the AIR Support Agreement have been duly authorized, executed and delivered by AIR; and

                                 (xviii) The issue and sale of the Certificates
                and the compliance by AIR with all of the provisions of the Certificates, the Pooling and Servicing Agreement, the Sale Agreement, the AIR Support Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not, to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation of any Liens upon any property or assets of AIR pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which AIR is a party or by which AIR is bound, or to which any of the property or assets of AIR is subject, nor will such actions result in any violation of the provisions of the by-laws or certificate of incorporation of AIR or of any order or decree of any court, governmental agency or body or regulatory body applicable to or having jurisdiction over AIR or any of its properties.

                (h) On the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at the Time of Delivery, Coopers & Lybrand shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" and "specified procedures letters" to underwriters with respect to certain financial information contained in the Registration Statement and the Prospectus;

                (i) The Law Department of the First National Bank of Chicago, counsel for the Trustee, shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters and their counsel, substantially to the effect that:

                                 (i) The Trustee is a national banking
                association duly organized and validly existing and in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties;

                                 (ii) The Trustee has full power and authority
                to execute and deliver the Pooling and Servicing Agreement and the AIR Letter Agreement, to act as Trustee thereunder and to conduct its trust business as presently conducted by it;

                                 (iii) The Trustee has duly authorized, executed
                and delivered the Pooling and Servicing Agreement and accepted its appointment as trustee thereunder, and, assuming the due execution and delivery by the Transferor, the Original Transferors and the Servicer of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the other parties thereto, the Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                                 (iv) The Trustee has duly authorized, executed
                and delivered the AIR Letter Agreement and, assuming the due execution and delivery by AIG of the AIR Letter Agreement, such agreement constitutes the legal, valid and binding agreement of the Trustee enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                                 (v) The Certificates have been duly executed,
                authenticated and delivered by the Trustee pursuant to the Pooling and Servicing Agreement;

                                 (vi) No consent, approval, order or
                authorization of, or declaration or filing with, any court or governmental or regulatory agency or body of the United States of America or the State of Illinois relating to the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement and the AIR Letter Agreement or the performance by the Trustee thereunder;

                                 (vii) There are no proceedings or
                investigations pending or, to the best knowledge of such counsel, threatened, against or affecting the Trustee which, if determined adversely to the Trustee, would individually or in the aggregate affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement and the AIR Letter Agreement;

                                 (viii) The execution and delivery by the
                Trustee of the Pooling and Servicing Agreement and the AIR Letter Agreement and the performance by the Trustee of their terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Illinois governing the banking or trust powers of the Trustee or (B) the articles of association or by-laws of the Trustee; and

                                 (ix) The Trustee has duly accepted appointment
                as trustee under the Pooling and Servicing Agreement and, as of the Time of Delivery, the Pooling and Servicing Agreement is in full force and effect with respect to the Trustee; and the Trustee meets all the requirements set forth in Section 11.06 of the Pooling and Servicing Agreement and has full power and authority to fulfill the obligations of the Trustee contemplated by and described in the Pooling and Servicing Agreement and in the AIR Letter Agreement;

                (j) The Underwriters shall have received evidence satisfactory to them that the Class A Certificates have been rated AAA by Standard & Poor's Ratings Group ("Standard & Poor's") and Aaa by Moody's Investors Service, Inc. ("Moody's") and that the Class B Certificates have been rated A by Standard & Poor's and A2 by Moody's and neither Standard & Poor's nor Moody's shall have rescinded, lowered or placed under surveillance or review such ratings;

                (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in Delaware, New York or California declared by relevant authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (iii) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement and in the Prospectus or materially and adversely affects the market for the Offered Certificates;

                (l) The Underwriters shall have received evidence satisfactory to them that, on or before the Time of Delivery, appropriate UCC financing statement forms have been filed in the appropriate filing offices of the States of New York and California and such other jurisdictions as counsel to the Underwriters deems appropriate;

                (m) At the Time of Delivery, the Underwriters shall have received any and all opinions of counsel and other memoranda prepared by any such counsel to the Transferor and the Original Transferors which have been addressed to or supplied to each Rating Agency rating the Certificates concerning, among other things, the interest of the Trust in the Receivables and collections due or to become due with respect thereto. Any such opinions or memoranda shall be dated the Time of Delivery and shall be addressed to the Underwriters or shall indicate that the Underwriters may rely on such opinions or memoranda as though such opinions or memoranda were addressed to the Underwriters themselves;

                (n) No Pay Out Event or other event or condition, which event or condition with notice, the passage of time or both would result in a Pay Out Event, shall have occurred or shall exist with respect to the Certificates at the Time of Delivery;

                (o) The Trustee shall have confirmed to the Underwriters (by providing copies thereof to the Underwriters) that it has received the Tax Opinion, the written confirmation from each Rating Agency and the Officer's Certificate required under Section 6.09(b) of the P&S Agreement in connection with the issuance of the Offered Certificates;

                (p) The Trustee shall have confirmed to the Underwriters (by providing a copy thereof to the Underwriters) that it has received the Opinion of Counsel required under Section 13.01(a) of the Original P&S Agreement in connection with the amendments to the Original P&S Agreement and the Series 1994-1 Supplement thereto entered into as of the date hereof by the parties thereto.

                (q) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto and thereto, including all legal opinions, shall be reasonably satisfactory in form and substance to the Underwriters and their counsel, and the Underwriters and their counsel shall have received such information, certificates or documents as they or their counsel may reasonably request.

                8. (a) The Transferor will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in Preliminary Prospectus No. 1, the Registration Statement or the Prospectus and any other prospectus relating to the Offered Certificates, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Transferor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in Preliminary Prospectus No. 1, the Registration Statement, the Prospectus or any other prospectus relating to the Offered Certificates or any such amendment or supplement in reliance upon and in conformity with written information furnished to AIR by the Underwriters expressly for use therein;

                (b) The Underwriters will indemnify and hold harmless the Transferor against any losses, claims, damages or liabilities to which the Transferor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in Preliminary Prospectus No. 1, the Registration Statement, the Prospectus and any other prospectus relating to the Offered Certificates, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in Preliminary Prospectus No. 1, the Prospectus and any other prospectus relating to the Offered Certificates or any such amendment or supplement in reliance upon and in conformity with written information furnished to AIR by the Underwriters expressly for use therein; and will reimburse the Transferor for any legal or other expenses reasonably incurred by the Transferor in connection with investigating or defending any such action or claim as such expenses are incurred.

                (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement



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

as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transferor on the one hand and the Underwriters on the other from the offering of the Offered Certificates to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transferor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transferor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Transferor on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transferor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriters for the Offered Certificates underwritten by them and distributed to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The obligations of the Transferor under this Section 8 shall be in addition to any liability which the Transferor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transferor and to each person, if any, who controls the Transferor within the meaning of the Act.

                9. The respective indemnities, agreements, representations, warranties and other statements of the Transferor and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Transferor or any officer, director or controlling person of the Transferor, and shall survive delivery of and payment for the Offered Certificates.

                10. If Offered Certificates are not delivered by or on behalf of the Transferor as provided herein due to (i) a default by the Transferor or (ii) failure by the appropriate party to fulfill any of the conditions precedent listed herein under Section 7, except for those contained in subsections (d) and
(k) thereof, the Transferor will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Underwriters, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Certificates, but the Transferor shall then be under no further liability to the Underwriters except as provided in Section 6 and Section 8 hereof.

                11. All statements, requests, notices and communications hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to AIR shall be delivered or sent by mail, telex or facsimile transmission to 160 Water Street, New York 10038, Attention: President, with a copy to AIG,
Attention: General Counsel, 70 Pine Street, New York, New York 10270. Any such statements, requests, notices or communications shall take effect upon receipt thereof.

                12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Transferor and, to the extent provided in
Section 8 and Section 9 hereof, the officers and directors of the Transferor and each person who controls the Transferor or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Certificates from the Underwriters shall be deemed a successor or assign by reason merely of such purchase. No right or duty under this Agreement may be assigned or delegated by the Transferor without the prior written consent of the Underwriters and any such assignment or delegation made without such consent shall be null and void for all purposes.

                13. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                If the foregoing is in accordance with the Underwriters' understanding, the Underwriters shall sign and return three counterparts hereof, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Transferor and the Underwriters.


                                            A.I. RECEIVABLES CORP.


                                            By:  _______________________________
                                                 Name:
                                                 Title:


Accepted as of the date hereof:
GOLDMAN, SACHS & CO.,
As Underwriters


By:  _______________________________
     Name:
     Title:

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